Exhibit 99.1

KKR Financial Holdings LLC Announces Second Quarter 2013 Financial Results,

Quarterly Distribution of $0.21 per Common Share, and Retirement of Chief Executive Officer

SAN FRANCISCO, July 23, 2013—KKR Financial Holdings LLC (NYSE:KFN) (“KFN” or the “Company”) today announced its results for the second quarter ended June 30, 2013.

Second Quarter 2013 Highlights

•                  Net income available to common shareholders totaled $79.2 million, an increase of 11% from the same period of 2012.

•                  Net income per diluted common share totaled $0.39, compared with $0.39 for the comparable prior-year period.

•                  A quarterly cash distribution of $0.21 per common share was declared for the second quarter of 2013.

•                  Book value per common share was $10.41 as of June 30, 2013 as compared to book value per common share of $10.16 as of March 31, 2013.

For the three months ended June 30, 2013, the Company reported net income available to common shareholders of $79.2 million, or $0.39 per diluted common share, compared with $71.2 million, or $0.39 per diluted common share, for the comparable prior-year period.  For the six months ended June 30, 2013, the Company reported net income available to common shareholders of $170.8 million, or $0.85 per diluted common share, compared with $159.3 million, or $0.87 per diluted common share, for the comparable prior-year period.

The Company’s second quarter 2013 results included total revenues of $137.2 million, total investment costs and expenses of $65.2 million, total other income of $37.2 million, and total other expenses of $23.2 million. Comparatively, KFN’s second quarter 2012 results reflected total revenues of $140.6 million, total investment costs and expenses of $67.1 million, total other income of $16.5 million, and total other expenses of $18.6 million.

Total revenues of $137.2 million for the second quarter of 2013 represented a decrease of approximately 2% from the comparable prior-year period.  Loan and securities interest income comprised 77% of total revenue and oil and gas revenue comprised 20%, as compared to 91% and 8%, respectively, for the prior-year period.  The Company’s loan and securities interest income declined from $128.4 million for the quarter ended June 30, 2012 to $105.6 million for the quarter ended June 30, 2013.  This resulted primarily from (a) a $12.5 million decline in scheduled and prepayment-related discount amortization from the Company’s loan portfolio and (b) a reduction in the Company’s high-yield bond holdings across its strategies from a par value of $743.7 million to $408.1 million over the year.  This was partially offset by oil and gas revenue, which increased by $16.1 million from the prior-year period.

Total investment costs and expenses of $65.2 million for the second quarter of 2013 represented a decrease of approximately 3% from the comparable prior-year period.  The decline was largely attributable to the retirement and conversion, respectively, of the Company’s 7.0% and 7.5% convertible notes, which accounted for $5.2 million of incremental interest expense during the prior-year period, as well as a $2.6 million reduction in interest expense to affiliates.  This was largely offset by an approximately $7.4 million increase in costs and expenses associated with the Company’s oil and gas portfolio, which grew in size through acquisitions and further development during the twelve months ending June 30, 2013.

Total other income of $37.2 million for the second quarter of 2013 reflected an increase from $16.5 million during the comparable prior-year period, stemming from a higher level of realized and unrealized gains on investments as well as favorable moves in the Company’s derivatives and foreign exchange exposures relative to the prior-year period.

Total other expenses of $23.2 million for the second quarter of 2013 reflected an increase from $18.6 million during the comparable prior-year period, primarily due to a higher level of related party management compensation largely resulting from issuance of the Company’s 7.375% perpetual preferred shares during the first quarter of 2013.

“Market volatility during the second quarter provided us with an attractive window to deploy some of our sizable cash balance.  For example, we took the opportunity to issue a new CLO, capitalizing on a less crowded market to accumulate a more favorably priced loan portfolio than was possible in the first quarter,” said William C. Sonneborn, CEO of KFN.

KKR Financial CLO 2013-1, Ltd.

On June 25, 2013, KFN closed KKR Financial CLO 2013-1, Ltd. (“CLO 2013-1” or the “CLO”), a $519.4 million collateralized loan obligation.  The CLO has a four-year reinvestment period and a two-year non-call period, with a final maturity of July 15, 2025.  The Company retained the entirety of the CLO’s $60.9 million par amount of subordinated notes.  The notes issued by CLO 2013-1 are non-recourse to the Company.  The transaction was approximately 88% ramped as of July 19, 2013.

Book Value

Book value per common share increased 2.5% to $10.41 as of June 30, 2013 from $10.16 as of March 31, 2013.  The increase was predominantly driven by (a) second-quarter net income available to common shareholders of $0.39 per diluted common share and (b) a decrease in the Company’s accumulated other comprehensive loss, a component of shareholders’ equity, of $0.07 per diluted common share primarily as a result of increases in the value of certain interest rate swaps designated as cash flow hedges.  These factors were partially offset by distributions of $0.21 per share paid to common shareholders during the quarter.

Distribution

On July 23, 2013, the Company’s board of directors declared a cash distribution of $0.21 per common share.  The distribution is payable on August 20, 2013 to common shareholders of record as of the close of business on August 6, 2013.

Management Update

The Company also announced today that President, CEO, and Director William Sonneborn, 43, informed the board of directors of his decision to retire after nearly five years at the Company acting in those capacities.  Mr. Sonneborn has served as President and CEO since December 2008 and his decision to retire will bring to a close a remarkable period of extraordinary service to the Company and its shareholders across both financial and strategic metrics.

“We would like to thank Bill Sonneborn for his outstanding service as our CEO,” said Paul Hazen, Chairman of the Board of Directors of KFN. “He took the reins in December 2008 during the most challenging of environments with the credit crisis in full swing and KFN trading below $1.00 per share and having suspended its cash distributions to shareholders. Under Bill’s exceptional leadership, the Company’s share price has increased 15 times in under five years, and Bill leaves KFN well positioned for future opportunities through its strong capital structure and liquidity position.  While we are disappointed in Bill’s decision, we are grateful for all of his contributions and we wish him well in his future endeavors.”

The Company’s board of directors elected Craig J. Farr, 41, to succeed Mr. Sonneborn as President and CEO and as a member of the Company’s board of directors.  Mr. Farr, a member of KKR, joined KKR in 2006 and has served as the Global Head of KKR’s Capital Markets and Origination business.  Prior to joining KKR, Mr. Farr spent 12 years at Citigroup Global Markets Inc. where he was promoted to Managing Director in 2001 and served as Co-Head of North American Equity Capital Markets.  Mr. Farr’s previous responsibilities at Citigroup included Head of U.S. Convertible and Corporate Equity Derivative Origination.  Mr. Farr began his career at Salomon Brothers within the investment banking division.

“We are pleased to have Craig Farr as our new CEO and member of the Board,” said Hazen.  “He is a proven leader and has demonstrated innovative thinking and consistent success in his previous roles within KKR and prior to that at Citigroup.  We look forward to him helping drive continued increases in shareholder value.”

“I have had the pleasure of working with Craig Farr over the past five years and watching him build a strong new business unit within KKR during that period,” Sonneborn said.  “Craig is superbly prepared to guide the continuous evolution of KFN for the best possible outcomes for shareholders.”

Conference Call and Webcast

The Company will host a conference call and audio webcast to review its results for the second quarter ended June 30, 2013 on July 23, 2013, at 2:00 p.m. PT (5:00 p.m. ET). The conference call may be accessed by dialing (877) 303-4382 (domestic) or +1 (253) 237-1193 (international); a pass code is not required.  A replay of the live broadcast will be available by dialing (855) 859-2056 (domestic) and +1 (404) 537-3406 (international), pass code 11609192, beginning approximately two hours after completion of the event.  Additionally, the conference call will be broadcast live over the Internet and subsequently archived and may be accessed through the KFN Investor Relations section of the KKR website at http://ir.kkr.com/kfn_ir/kfn_events.cfm.  Supplemental materials that will be discussed during the call will be available at the same website location.

From time to time the Company may use its website as a channel of distribution of material company information.  Financial and other important information regarding the Company is routinely posted on and accessible at the KFN Investor Relations section of www.kkr.com, where you may also enroll your email address to receive automatic email alerts and other information about the Company.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a specialty finance company with expertise in a range of asset classes. KFN’s core business strategy is to leverage the proprietary resources of its manager with the objective of generating both current income and capital appreciation. KFN executes its core business strategy through its majority-owned subsidiaries. KFN is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of KKR Asset Management LLC, which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P.  Additional information regarding KFN is available at http://www.kkr.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on the Company’s current expectations, estimates and projections. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. The words “believe,” “anticipate,” “intend,” “aim,” “expect,” “strive,” “plan,” “estimate,” and “project,” and similar words identify forward-looking statements. Such statements are not guarantees of future performance, events or results and involve potential risks and uncertainties. Accordingly, actual results and the timing of certain events could differ materially from those addressed in forward-looking statements due to a number of factors including, but not limited to, changes in interest rates and market values, financing and capital availability, changes in prepayment rates, underperformance of the Company’s investments, general economic and political conditions and events, changes in market conditions, particularly in the global fixed income, credit and equity markets, the impact of current, pending and future legislation, regulation and legal actions, and other factors not presently identified. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 28, 2013. Any forward-looking statements speak only as of the date of this press release and the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events, except for as required by federal securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

Schedule I

KKR Financial Holdings LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share information)

	For the three months ended June 30, 2013	For the three months ended June 30, 2012	For the six months ended June 30, 2013	For the six months ended June 30, 2012
Revenues
Loan interest income	$92,117	$107,602	$190,378	$211,696
Securities interest income	13,531	20,813	28,393	43,389
Oil and gas revenue	27,867	11,722	51,672	22,775
Other	3,729	413	7,251	624
Total revenues	137,244	140,550	277,694	278,484
Investment costs and expenses
Interest expense	36,719	42,655	78,599	83,370
Interest expense to affiliates	9,729	12,318	19,646	25,177
Provision for loan losses	—	—	11,068	46,498
Oil and gas production costs	9,349	6,365	17,257	9,238
Oil and gas depreciation, depletion and amortization	9,116	4,675	18,104	7,856
Other	280	1,102	1,568	2,768
Total investment costs and expenses	65,193	67,115	146,242	174,907
Other income
Net realized and unrealized gain on investments	24,997	18,472	119,724	85,014
Net realized and unrealized gain (loss) on derivatives and foreign exchange	6,902	(3,630)	(1,950)	5,519
Net loss on restructuring and extinguishment of debt	—	—	(20,269)	(445)
Other income	5,336	1,701	13,950	5,293
Total other income	37,235	16,543	111,455	95,381
Other expenses
Related party management compensation	17,518	12,804	45,824	30,917
General, administrative and directors expenses	3,690	4,458	8,484	9,449
Professional services	1,988	1,308	3,715	3,204
Total other expenses	23,196	18,570	58,023	43,570
Income before income taxes	86,090	71,408	184,884	155,388
Income tax (benefit) expense	(42)	203	416	(3,865)
Net income	$86,132	$71,205	$184,468	$159,253

Preferred share distributions	6,891	—	13,629	—
Net income available to common shareholders	$79,241	$71,205	$170,839	$159,253

Net income per common share:
Basic	$0.39	$0.40	$0.85	$0.89
Diluted	$0.39	$0.39	$0.85	$0.87

Weighted-average number of common shares outstanding:
Basic	204,108	177,809	200,650	177,792
Diluted	204,108	181,642	200,650	181,944

Schedule II

KKR Financial Holdings LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share information)

	June 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$507,503	$237,606
Restricted cash and cash equivalents	1,185,794	896,396
Securities	472,824	533,520
Corporate loans, net (includes $117,538 and $128,289 loans held for sale and $102,297 and $35,879 at estimated fair value)	5,632,740	5,947,857
Equity investments, at estimated fair value ($9,646 and $7,187 pledged as collateral)	189,044	161,621
Oil and gas properties, net	313,907	289,929
Derivative assets	26,726	23,207
Interest and principal receivable	27,784	46,960
Other assets	325,117	221,783
Total assets	$8,681,439	$8,358,879
Liabilities
Collateralized loan obligation secured notes	$5,124,506	$5,122,338
Collateralized loan obligation junior secured notes to affiliates	193,921	296,557
Credit facilities	46,089	107,789
Convertible senior notes	—	166,028
Senior notes	362,226	362,178
Junior subordinated notes	283,517	283,517
Accounts payable, accrued expenses and other liabilities	68,244	25,931
Accrued interest payable	14,630	20,519
Accrued interest payable to affiliates	5,375	6,632
Related party payable	10,258	10,998
Derivative liabilities	78,507	117,270
Total liabilities	6,187,273	6,519,757
Shareholders’ equity
Preferred shares, no par value, 50,000,000 shares authorized and 14,950,000 and zero issued and outstanding	—	—
Common shares, no par value, 500,000,000 shares authorized, and 204,784,871 and 178,437,078 shares issued and outstanding	—	—
Paid-in-capital	3,312,454	2,762,584
Accumulated other comprehensive loss	(39,643)	(70,226)
Accumulated deficit	(778,645)	(853,236)
Total shareholders’ equity	2,494,166	1,839,122
Total liabilities and shareholders’ equity	$8,681,439	$8,358,879

Investor Relations Contact:
Pam Testani
+1 (415) 315-6597
investor-relations@kkr.com

Media Contact:
Kristi Huller
+1 (212) 750-8300
media@kkr.com